  As filed with the Securities and Exchange Commission on October 15, 1996

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                               MEDPARTNERS, INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                           63-1151076
   (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                        3000 GALLERIA TOWER, SUITE 1000
                           BIRMINGHAM, ALABAMA  35244
                    (Address of Principal Executive Offices)
                                   (Zip Code)

         CAREMARK INTERNATIONAL INC. 401 CARE RETIREMENT SAVINGS PLAN
                            (Full Title of the Plan)

                                 LARRY R. HOUSE
                        CHAIRMAN OF THE BOARD, PRESIDENT
                          AND CHIEF EXECUTIVE OFFICER
                               MEDPARTNERS, INC.
                        3000 GALLERIA TOWER, SUITE 1000
                           BIRMINGHAM, ALABAMA  35244
                    (Name and Address of Agent for Service)
                                 (205) 733-8996
         (Telephone Number, including Area Code, of Agent for Service)

      The Commission is requested to send copies of all notices and other communications to:

       ROBERT E. LEE GARNER, ESQ.             J. BROOKE JOHNSTON, JR., ESQ.
      JAMES HOWARD SINNOTT, ESQ.         SR. VICE PRESIDENT AND GENERAL COUNSEL
    HASKELL SLAUGHTER & YOUNG, L.L.C               MEDPARTNERS, INC
      1200 AMSOUTH/HARBERT PLAZA            3000 GALLERIA TOWER, SUITE 1000
       1901 SIXTH AVENUE NORTH                  BIRMINGHAM, ALABAMA 35244
      BIRMINGHAM, ALABAMA 35203                   TEL:  (205) 733-8996
        TEL:  (205) 251-1000                      FAX:  (205) 982-7709
        FAX:  (205) 324-1133


                       CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                        Proposed Maximum       Proposed Maximum
     Title of Securities           Amount to be          Offering Price       Aggregate Offering         Amount of
       to be Registered             Registered             Per Share                Price            Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value               500,000            $ 23.75(3)         $  11,875,000(3)        $ 4,094.83
$.001 per share (including           shares(2)
Common Stock Purchase Rights)(1)
========================================================================================================================

(1) The Common Stock Purchase Rights (the "Rights") are attached to and trade with the common stock of MedPartners, Inc. The value, if any, attributable to the Rights is reflected in the market price of the Common Stock of MedPartners, Inc.
(2) Maximum number of shares which may be issued by MedPartners, Inc., formerly MedPartners/Mullikin, Inc. ("MedPartners") pursuant to the Caremark International Inc. 401 CARE Retirement Savings Plan which has been assumed by MedPartners under the terms of the Plan and Agreement of Merger by and among MedPartners, its wholly-owned subsidiary, PPM Merger Corporation and Caremark International Inc.
(3) Determined pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and represents the last sale price of the Common Stock of MedPartners as reported on the New York Stock Exchange Composite Transaction Tape on October 11, 1996.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         MedPartners, Inc., a Delaware corporation (from November 28, 1995 to September, 1996, known as MedPartners/Mullikin, Inc.) (the "Company"), hereby incorporates by reference into this registration statement on Form S-8 (the "Registration Statement") the following documents which have heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Prospectus filed as part of the Company's Registration Statement on Form S-1 (Reg. No. 333-12465), as filed with the Commission on October 3, 1996.

         (b) The description of securities to be registered contained in the Registration Statement filed with the Commission on Form 8-B under the Exchange Act and declared effective on November 29, 1995, including any amendment or reports filed for the purpose of updating such description.

         (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since November 29, 1995.

         (d)     All documents subsequently filed by the Company pursuant to
                 Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.


ITEM 4.   DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS & COUNSEL

         Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102(b)(7) of the DGCL grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. The Company's Restated Certificate of Incorporation contains a provision eliminating or limiting director liability to the Company and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

         Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provision therein set forth. The Company's Amended and Restated By-laws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of the Company who, by reason of the fact that he or she is a director, officer, employee, or agent of the Company is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

         The Company has agreed to indemnify its directors and executive officers against liability incurred by them by reason of their services as a director to the fullest extent allowable under applicable law. In addition, the Company has purchased insurance containing customary terms and conditions as permitted by Delaware law on behalf of its directors and officers, which may cover liabilities under the Securities Act of 1933.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.   EXHIBITS


Exhibit Number                                         Description of Exhibit
--------------                                         ----------------------
    (4)-1                 MedPartners/Mullikin, Inc. Stockholders' Rights Plan, filed as Exhibit (4)-1 to the
                          Company's Registration Statement on Form S-4 (Registration No. 333-00774) is hereby incorporated by reference.

    (4)-2                 Caremark International Inc. 401 CARE Retirement Savings Plan

     (5)                  Opinion of Haskell Slaughter & Young, L.L.C. as to legality of the shares of MedPartners,
                          Inc. Common Stock being registered.

    (23)-1                Consent of Ernst & Young LLP, Independent Auditors

    (23)-2                Consent of Price Waterhouse LLP, Independent Accountants

    (23)-3                Consent of Haskell Slaughter & Young, L.L.C. (contained in the opinion of counsel filed as
                          Exhibit 5 to this Registration Statement).

      24                  Powers of Attorney (set forth on the signature page of this Registration Statement).


ITEM 9.   UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the amount of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in amount and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3, S-8, or F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or, otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on October 15, 1996.


                                         MEDPARTNERS, INC.


                                         By            Larry R. House
                                           -------------------------------------
                                                       Larry R. House
                                            Chairman of the Board, President and
                                                   Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry R. House and Harold O. Knight, Jr., and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements relating to the offering to which this Registration Statement relates, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                       Title                            Date
                 ---------                                       -----                            ----
                                                    Chairman of the Board, President        October 15, 1996
               Larry R. House                          and Chief Executive Officer
-------------------------------------------         and Director (Principal Executive
               Larry R. House                                 Officer)

                                                      Executive Vice President and          October 15, 1996
           Harold O. Knight, Jr.                        Chief Financial Officer
-------------------------------------------             (Principal Financial and
           Harold O. Knight, Jr.                          Accounting Officer)


             Richard M. Scrushy                                 Director                    October 15, 1996
-------------------------------------------
             Richard M. Scrushy

           Larry D. Striplin, Jr.                               Director                    October 15, 1996
-------------------------------------------
           Larry D. Striplin, Jr.


           Charles W. Newhall III                               Director                    October 15, 1996
-------------------------------------------
           Charles W. Newhall III


           Ted H. McCourtney, Jr.                               Director                    October 15, 1996
-------------------------------------------
           Ted H. McCourtney, Jr.


          Walter T. Mullikin, M.D.                              Director                    October 15, 1996
-------------------------------------------
          Walter T. Mullikin, M.D.


           John S. McDonald, J.D.                               Director                    October 15, 1996
-------------------------------------------
           John S. McDonald, J.D.


             Richard J. Kramer                                  Director                    October 15, 1996
-------------------------------------------
             Richard J. Kramer


           Rosalio J. Lopez, M.D.                               Director                    October 15, 1996
-------------------------------------------
           Rosalio J. Lopez, M.D.


             C.A. Lance Piccolo                                 Director                    October 15, 1996
-------------------------------------------
             C.A. Lance Piccolo


              Thomas W. Hodson                                  Director                    October 15, 1996
-------------------------------------------
              Thomas W. Hodson


              Roger L. Headrick                                 Director                    October 15, 1996
-------------------------------------------
              Roger L. Headrick


        Harry M. Jansen Kraemer, Jr.                            Director                    October 15, 1996
-------------------------------------------
        Harry M. Jansen Kraemer, Jr.

                                 EXHIBIT INDEX


 Exhibit                                                                                         Sequential
  Number                                 Description of Exhibit                                 Page Number
----------                               ----------------------                                 -----------
   (4)-1            MedPartners/Mullikin, Inc. Stockholders' Rights Plan, filed as
                    Exhibit (4)-1 to the Company's Registration Statement on Form S-
                    4 (Registration No. 333-00774) is hereby incorporated by
                    reference.

   (4)-2            Caremark International Inc. 401 CARE Retirement Savings Plan.

    (5) Opinion of Haskell Slaughter & Young, L.L.C. as to legality of the shares of MedPartners, Inc. Common Stock being registered.

   (23)-1           Consent of Ernst & Young LLP, Independent Auditors.

   (23)-2           Consent of Price Waterhouse LLP, Independent Accountants.

   (23)-3 Consent of Haskell Slaughter & Young, L.L.C. (contained in the opinion of counsel filed as Exhibit 5 to this Registration
                    Statement).

     24 Powers of Attorney (set forth on the signature page of this Registration Statement).